Exhibit 99.2

NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Naya Therapeutics, Inc. (former name Naya Biosciences, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Naya Therapeutics, Inc. (former name Naya Biosciences, Inc.) (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

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Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 2 to the financial statements, the Company had a going concern due to a negative working capital and losses from operations.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with managements’ plans to mitigate the going concern and managements’ disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023

The Woodlands, TX

July 15, 2024

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NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

BALANCE SHEETS

	Year Ended December 31, 2023	Year Ended December 31, 2022
ASSETS
Current Assets
Cash	$89,302	-
Security deposit	10,539	-
Related party advance	12,000	-
Total current assets	111,841	-
Total Assets	$111,841	-

LIABILITES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	4,563,289	2,296,034
Note payable - related party	6,085,000	6,000,000
SAFE loans	275,000	-
Total current liabilities	10,923,289	8,296,034
Total Liabilities	$10,923,289	$8,296,034

Commitment and Contingencies (Note 7)
Stockholders’ Deficit
Common stock A, par value $0.000001 per share; 50,000,000 shares authorized; 1,363,642 Common A shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Common stock B, par value $0.000001 per share; 8,000,000 shares authorized; 1,200,000 Common B Shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	8,207,409	7,444,049
Accumulated deficit	(19,018,859)	(15,740,085)
Total stockholders’ deficit	(10,811,448)	(8,296,034)
Total Liabilities and Stockholders’ Deficit	$111,841	-

The accompanying notes are an integral part of these financial statements.

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NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2023	Year Ended December 31, 2022

Revenue:
Total revenue	-	-
Operating expenses
Selling, general and administrative expenses	$2,159,626	$1,249,313
Research and development expenses	975,148	$8,250,835
Total operating expenses	3,134,774	$9,500,148
Loss from operations	(3,134,774)	$(9,500,148)
Other income (expense)
Interest expense - related party	(144,000)	-
Total other income (expense)	(144,000)	-
Net loss before income taxes	(3,278,774)	$(9,500,148)
Income taxes	-	-
Net loss	$(3,278,774)	$(9,500,148)

Net loss per common share:
Basic and diluted	$(1.28)	$(3.71)

Weighted average number of common shares outstanding:
Basic and diluted	2,563,642	2,563,642

The accompanying notes are an integral part of these financial statements.

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NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock A		Common Stock B		Additional Paid-in		Accumulated
	Shares	Amount	Shares	Amount	Capital		Deficit	Total
Balances, December 31, 2021	1,363,642	$1	1,200,000	$1		$(2)	$(6,239,937)	$(6,239,937)
Contribution by parent company for liabilities assumed	-	-	-	-	7,444,051		-	7,444,051
Net loss	-	-	-	-	-		(9,500,148)	(9,500,148)
Balances, December 31, 2022	1,363,642	$1	1,200,000	$1	$7,444,049		(15,740,085)	$(8,296,034)
Imputed interest - related party	-	-	-	-	144,000		-	144,000
Contribution by parent company for liabilities assumed	-	-	-	-	619,360		-	619,360
Net loss	-	-	-	-	-		(3,278,774)	(3,278,774)
Balances, December 31, 2023	1,363,642	$1	1,200,000	$1	$8,207,409		$(19,018,859)	$(10,811,448)

The accompanying notes are an integral part of these financial statements.

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NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

STATEMENTS OF CASH FLOWS

	Years Ended December 31, 2023	Year Ended December 31, 2022
Operating activities:
Net loss	$(3,278,774)	$(9,500,148)
Adjustments to reconcile net loss to net cash used in in operations:
Imputed interest - related party	144,000	-
Changes in operating assets and liabilities:
Related party advance	(12,000)	-
Security deposits	(10,539)	-
Accounts payable and accrued liabilities	2,886,615	9,500,148
Net cash used in operating activities	$(270,698)	-
Financing activities:
Proceeds from SAFE loans	275,000	-
Proceeds from note payable - related party	85,000	-
Net cash provided by financing activities	360,000	-
Net increase in cash	89,302	-
Cash at beginning of period	-	-
Cash at end of period	$89,302	-

Supplemental disclosure of cash flow information:
Non-cash activities:
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non-cash financing activities:
Accounts payable and accrued expenses paid by parent company as contributions	619,360	7,444,051
Accounts payable converted to payable to parent	-	$465,267

The accompanying notes are an integral part of these financial statements.

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NAYA THERAPEUTICS, INC. (FORMER NAME NAYA BIOSCIENCES, INC.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2023 and 2022

Note 1 - Description of Business

Naya Therapeutics, Inc. (former name Naya Biosciences Inc.), or NAYA, (“LEGACY NAYA” or the “Company”) is a Delaware corporation formed June 8, 2023, aiming to develop and build a group of agile, disruptive, high-growth business segments dedicated to increasing patient access to life-transforming treatments in the areas of oncology, fertility, and regenerative medicine.

LEGACY NAYA’s unique capabilities in biology, cell and gene therapy, and artificial intelligence (AI) provide a synergistic platform for the accelerated clinical development and commercialization of these breakthrough treatments.

LEGACY NAYA Oncology aims to achieve clinical proof-of-concept for its two bispecific antibodies acquired from Cytovia Therapeutics, LLC (“Cytovia”), advancing towards breakthrough outcomes for liver & ovarian cancer and multiple myeloma patients. Clinical trials are expected to start in 2024.

LEGACY NAYA Fertility is evaluating the acquisition of product device as well as network of fertility business care.

Note 2- Accounting Policies

Basis of Presentation

On October 18, 2023, LEGACY NAYA acquired two assets from Cytovia. Both companies operate under common control and are accounted for as such. The acquisition did not include any other intellectual properties from Cytovia. As such, the Company has prepared the accompanying financial statements under common control as of and for the years ended December 31, 2023, and December 31, 2022. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods (see Note 4).

In the opinion of management, the Company has made all necessary adjustments, which include normal recurring adjustments, for a fair presentation of the Company’s financial position and results of operations for the periods presented.

Certain reclassifications have been made to prior periods’ data to conform to the current period presentation. These reclassifications had no effect on income (losses) or cash flows.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP required management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. At times, cash and cash equivalents balances exceed amounts insured by the Federal Deposit Insurance Corporation.

Income Taxes

The Company is subject to income taxes in the United States and its domestic tax liabilities are subject to the allocation of expenses in multiple state jurisdictions. The Company uses the asset and liability method to account for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The recoverability of deferred tax assets is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the Company does not consider it more-likely-than-not that a deferred tax asset will be recovered, a valuation allowance is established.

Net Loss Per Common Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per common share is computed using the treasury stock method on the basis of the weighted-average number of shares of common stock plus the dilutive effect of potential shares of common stock outstanding during the period. Dilutive potential shares of common stock include outstanding stock options and restricted shares. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Research and Development

Research and development costs are expensed when incurred.

Financial Instruments

The carrying values of current assets and other current liabilities approximate their fair values due to their short-term nature.

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New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”). ASU2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. The Company will adopt the provisions of ASU 2020-06 on January 1, 2024, which are not expected to have a material impact on the Company’s financial statements.

In December 2023, the FASB issued ASU No. 2023-09 entitled “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. This ASU provides guidance related to additional disclosures that will be required related to income taxes. The updated guidance is effective for public entities for fiscal years beginning after December 15, 2024. This ASU is expected to result in additional disclosures in the Company’s financial statements beginning in the year ended December 31, 2025.

Note 3 – Liquidity and Going Concern

Although the Company’s audited financial statements for the years ended December 31, 2023 and December 31, 2022 were prepared under the assumption that it would continue its operations as a going concern, the report of our independent registered public accounting firm that accompanies the financial statements for the years ended December 31, 2023 and December 31, 2022 contains a going concern qualification in which such firm expressed substantial doubt in the Company’s ability to continue as a going concern without additional capital from becoming available, based on the financial statements at that time. Specifically, as noted above, the Company has incurred operating losses since its inception, and the Company expects to continue to incur significant expenses and operating losses for the foreseeable future. These prior losses and expected future losses have had, and will continue to have, an adverse effect on the Company’s financial condition and negatively impact its ability to fund continued operations, obtain additional financing in the future and continue as a going concern. There are no assurances that such financing, if necessary, will be available at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through licensing of the assets, creating revenue streams through upfront and milestone payments, royalties, and commercial milestone payments or funding the Company through equity financing, the Company will be unable to continue operations.

Note 4- Carve-out Accounting

These financial statements are being prepared based on the acquisition of assets as disclosed in note 5. These are the historical results based on common control accounting.

Indirect research & development costs were allocated based on research and development full-time equivalent approach. The full-time employees, who worked on the projects have been assigned on a weekly basis to work a defined percentage of their time per project. The assigned time per week per project then was summarized on a monthly basis. The monthly assigned time per employee per project finally defined the average allocation per project CYT303 and CYT338 for salaries and indirect research & development expenses. The allocated expenses related to CYT303 and CYT338 represent 32% and 36% of Cytovia’s expenses for the years 2022 and 2023 respectively.

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Selling, general and administrative expenses were allocated based on percentage of full-time equivalent approach of general and administrative personnel. Allocated percentages are 12% and 10% for the years 2022 and 2023 respectively.

The cost for the rent for the research & development lab has been allocated with the same principle as described above to the two projects CYT303 and CYT338.

Management believes the assumptions underlying the carve-out combined financial statements, including the assumptions regarding allocation of expenses, are reasonable.

For the portion of the year ended December 31, 2023 following the date LEGACY NAYA was established in June 2023, the financial statements reflect LEGACY NAYA as a stand-alone entity.

Note 5 - Asset Purchase Agreement

On October 18, 2023 LEGACY NAYA, Cytovia Therapeutics Holdings, Inc., a Delaware corporation (“Holdings”) and Cytovia (“Cytovia”; and together with Holdings, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). The aggregate purchase price for the purchased assets shall be comprised of the (A) closing payments (as provided below), (B) assumption of the certain liabilities totaling $2,688,745

Closing payments will comprise $50,000,000 in common shares of LEGACY NAYA at the closing of the Merger (as such term is defined in note 7) with each share of common stock of LEGACY NAYA to be valued at $36.6665 per share resulting in the issuance of 1,363,642 shares of common stock of LEGACY NAYA which is expected to be converted into shares of common stock of the combined company at the closing of the Merger (as such term is defined in Note 7) (the “Combined Company”) reflecting a value of $5.00 per share of the Combined Company, equaling to 10,000,000 shares: a. $37,500,000 for CYT303 equaling to 7,500,000 shares of the Combined Company; b. $12,500,000 for CYT338 equaling to 2,500,000 shares of the Combined Company.

In addition, on October 20, 2023 LEGACY NAYA issued a Promissory Note to Cytovia (the “Note”) in the principal amount of $6,000,000 for CYT303 of which $750,000 will be paid at the closing of any financing, and $750,000 per month for 5 months and for CYT338: $250,000 will be paid at the will be paid at the closing of any financing and $250,000 per month for 5 months. If LEGACY NAYA or the Combined Company raises more than $30,000,000 in the financing, the full amount of $6,000,000 will be due at the final closing of the financing.

As of March 31, 2024, the outstanding amount per the Note is $4,300,000, as the first payments of $1,000,000, $500,000 and $200,000 were made on January 3, 2024, January 4, 2024, and January 11, 2024 respectively totaling $1,700,000.

See note 11 for amendment of the Asset Purchase Agreement.

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Note 6 -Stockholders Equity

Common Stock

On October 18, 2023, the Company issued 1,363,642 shares of Common A Shares par value 0.000001 to Cytovia, a related party, pursuant to the Asset Purchase Agreement (see Note 5)

On October 13, 2023, the Company issued 1,200,000 of Common B Shares par value 0.000001. These are classified as founders’ shares issued and are shown from the start of the presentation due to common control accounting.

Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Company. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Note 7 - Commitment and Contingencies

LEGACY NAYA Merger Agreement

On October 22, 2023, LEGACY NAYA and INVO Merger Sub. Inc., a Nevada corporation (“Merger Sub”), a wholly owned subsidiary of Naya Biosciences, Inc. (former name INVO Bioscience, Inc.), or “LEGACY INVO”, entered into an agreement and plan of merger, as amended on October 25, 2023 (the “Merger Agreement”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge (the “Merger”) with and into LEGACY NAYA, with LEGACY NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the effective time and as a result of the Merger, each share of Class A common stock, par value $0.000001 per share, of LEGACY NAYA (the “LEGACY NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by LEGACY NAYA as treasury stock or owned by the Company or LEGACY INVO, will be converted into the right to receive 7.33333 (subject to adjustment as set forth in the Merger Agreement) shares of a newly designated series of common stock, par value $0.000001 per share, of the Company which shall be entitled to ten (10) votes per each share (“Company Class B common stock”) for a total of approximately 8,150,000 shares of the Company.

Immediately following the effective time of the Merger, Dr. Daniel Teper, LEGACY NAYA’s current chairman and chief executive officer, will be named chairman and chief executive officer of the Combined Company, and the board of directors will be comprised of up to nine (9) directors, of which (i) one shall be Steven Shum, LEGACY INVO’s current chief executive officer, and (ii) eight shall be identified by LEGACY NAYA, of which seven (7) shall be independent directors.

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Pursuant to the original Merger Agreement, the completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the adoption of the Merger Agreement by the stockholders of the Company and LEGACY INVO, (2) the absence of any injunction or other order issued by a court of competent jurisdiction or applicable law or legal prohibition prohibiting or making illegal the consummation of the Merger, (3) the completion of due diligence, (4) the completion of an interim private offering of shares of LEGACY INVO common stock at a price that is a premium to the market price of the LEGACY INVO common stock in an estimated amount of $5,000,000 or more of gross proceeds (the “Interim PIPE”), (5) the completion of a sale of shares of common stock at a target price of $5.00 per share in a private offering resulting in sufficient cash available for Parent for one year of operations, as estimated by LEGACY INVO (6) the aggregate of the liabilities of LEGACY INVO, excluding certain specified liabilities, shall not exceed $5,000,000, (7) the receipt of waivers from any and all holders of warrants (and any other similar instruments) to securities of LEGACY INVO, with respect to any fundamental transaction rights such warrant holders may have under any such warrants, (8) the continued listing of LEGACY INVO common stock on NASDAQ through the effective time of the Merger and the approval for listing on NASDAQ of the shares of LEGACY INVO common stock to be issued in connection with the Merger, the interim private offering, and a private offering of shares of LEGACY INVO common stock at a target price of $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Company common stock) resulting in sufficient cash available for LEGACY INVO for one year of operations, as estimated by LEGACY NAYA, (9) the effectiveness of a registration statement on Form S-4 to be filed by LEGACY INVO pursuant to which the shares of LEGACY INVO’s common stock to be issued in connection with the Merger will be registered with the SEC, and the absence of any stop order suspending such effectiveness or proceeding for the purpose of suspending such effectiveness being pending before or threatened by the SEC, and (10) LEGACY INVO shall have received customary lock-up Agreement from certain of its stockholders. The obligation of each party to consummate the Merger is also conditioned upon (1) the other party having performed in all material respects its obligations under the Merger Agreement and (2) the other party’s representations and warranties in the Merger Agreement being true and correct (subject to certain materiality qualifiers); provided, however, that these conditions, other than with respects to certain representations and warranties, will be deemed waived by LEGACY INVO upon the closing of the interim private offering.

The Merger Agreement contains termination rights for LEGACY INVO and LEGACY NAYA, including, among others: (1) if the consummation of the Merger does not occur on or before December 31, 2023 (the “End Date”) (which has since been extended to April 30, 2024 in a second amendment and then to June 30, 2024 in the third amendment), except that any party whose material breach of the Merger Agreement caused or was the primary contributing factor that resulted in the failure of the Merger to be consummated on or before the End Date, (2) if any governmental authority has enacted any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, and (3) if the required vote of the stockholders of either the Company or LEGACY NAYA has not been obtained. The Merger Agreement contains additional termination rights for LEGACY NAYA, including, among others: (1) if LEGACY INVO materially breaches its non-solicitation obligations or fails to take all action necessary to hold a stockholder meeting to approve the transactions contemplated by the Merger Agreement, (2) if the aggregate of the liabilities of LEGACY INVO, excluding certain specified liabilities, exceed $5,000,000, (3) if LEGACY NAYA determines that the due diligence contingency will not be satisfied by October 26, 2023, (4) if LEGACY NAYA determines that the Company has experienced a material adverse effect, or (5) LEGACY INVO material breaches any representation, warranty, covenant, or agreement such that the conditions to closing would not be satisfied and such breach is incapable of being cured, unless such breach is caused by LEGACY NAYA’s failure to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the closing.

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If all of LEGACY NAYA’s conditions to closing are satisfied or waived and LEGACY NAYA fails to consummate the Merger, LEGACY NAYA would be required to pay the LEGACY INVO a termination fee of $1,000,000. If all of the Company’s conditions to closing conditions are satisfied or waived and the LEGACY INVO fails to consummate the Merger, LEGACY INVO would be required to pay LEGACY NAYA a termination fee of $1,000,000.

On December 27, 2023, LEGACY NAYA entered into second amendment (“Second Amendment”) to the Merger Agreement. Pursuant to the Second Amendment, the parties agreed to extend the End Date to April 30, 2024. The parties further agreed to modify the closing condition for the Interim PIPE from a private offering of shares of LEGACY INVO common stock at a price that is a premium to the market price of the LEGACY INVO common stock in an estimated amount of $5,000,000 or more of gross proceeds to a private offering of the LEGACY INVO’s preferred stock at a price per share of $5.00 per share in an amount equal to at least $2,000,000 to the LEGACY INVO, plus an additional amount as may be required prior to closing of the Merger to be determined in good faith by the parties to adequately support the LEGACY INVO’s fertility business activities per an agreed forecast, as well as for a period of twelve (12) months post- closing including a catch-up on the LEGACY INVO’s past due accrued payables still outstanding. The parties further agreed to the following schedule (the “Minimum Interim Pipe Schedule”) for the initial $2,000,000: (1) $500,000 no later than December 29, 2023, (2) $500,000 no later than January 19, 2024, (3) $500,000 no later than February 2, 2024, and (4) $500,000 no later than February 16, 2024. The parties also further agreed to modify the covenant of the parties regarding the Interim PIPE to require LEGACY NAYA to consummate the Interim PIPE before the closing of the Merger; provided, however, if the LEGACY INVO does not receive the initial gross proceeds pursuant to the Minimum Interim Pipe Schedule, the LEGACY INVO shall be free to secure funding from third parties to make up for short falls on reasonable terms under SEC and Nasdaq regulations. See Note 11.

Lease

On October 4, 2023, and November 16, 2023, the Company entered into a lease for its corporate headquarters for a twelve-month term as a result they were deemed to be short-term leases. The leases did not include a renewal or purchase option, and thus considered as short-term lease in accordance with ASC 842. The Company elected not to apply the recognition requirements of ASC 842 to short-term leases. Accordingly, the Company instead recognizes lease payments on short-term leases in the period in which the obligation for those payments is incurred. The monthly payments are $6,266.25 and $4,008.75 respectively.

Litigation

LEGACY NAYA is not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Stock Payable

During the fourth quarter of 2023, the Company entered into a media advertising agreement under which the consultant is being paid cash of $250,000 and shares worth $600,000. At December 31, 2023, the shares had not yet been issued and are included in accounts payable and accrued liabilities. See Note 11.

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Note 8 - Related Party

As discussed in Note 4, LEGACY NAYA is, a carve out of Cytovia that remain under common control.

As discussed in Note 5, $6,000,000 of accounts payable that was converted to debt for past expenses incurred by Cytovia is included in the consideration for the two assets purchased from Cytovia: CYT303 and CY338. No gain or loss associated with the conversion of Accounts payable to debt was recorded.

LEGACY NAYA and Cytovia, entered into a loan agreement on August 1, 2023, according to which Cytovia, shall make available to LEGACY NAYA, a term loan of up to $1,000,000 bearing interest rate of 5% per annum. As of December 31, 2023, included in the notes payable – related party is $85,000 due to Cytovia. See Note 9..

An advance to an officer of the Company was made for $12,000 to cover business and travel expenses owed.

Note 9- Debt

Simple Agreement for Future Equity (SAFE)

As of December 31, 2023, LEGACY NAYA has a total of $275,000, simple agreements for equity (“SAFE”) issued to investors giving the right to certain shares of the LEGACY NAYA’s capital stock, subject to the terms as follows: (a) an equity financing before the termination of the SAFE, on the initial closing of such equity financing, the SAFE will automatically convert into the number of shares of safe preferred stock equal to the purchase amount of the SAFE divided by the discount price. The SAFE agreements convert as follows: 1) $80,000 of the SAFE agreement converts into the number of shares of safe preferred stock equal to the purchase amount divided by the lowest price per share of the standard preferred stock sold in the equity financing multiplied by 40% and 2) $195,000 of the SAFE agreement converts into the number of shares of SAFE preferred stock equal to the purchase amount divided by the lowest price per share of the standard preferred stock sold in the equity financing multiplied by 30%.

If there is a liquidity event before the termination of the SAFE, the investor of the SAFE will automatically be entitled to receive a portion of proceeds, due and payable to the investor of the SAFE immediately prior to, or concurrent with, the consummation of such liquidity event, equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price. If any of the Company’s securityholders are given a choice as to the form and amount of proceeds to be received in a liquidity event, the investor will be given the same choice, provided that the investor may not choose to receive a form of consideration that the investor would be ineligible to receive as a result of the investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.

Cytovia Notes

LEGACY NAYA and Cytovia, entered into a loan agreement on August 1, 2023, where the Cytovia, shall make available to LEGACY NAYA, a term loan up to $1,000,000 bearing interest rate of 5% per annum. As of December 31, 2023, the outstanding amount for this loan due to Cytovia included in the short-term loan on the balance sheet is $85,000.

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In addition, a Note of $6,000,000 was outstanding as of December 31, 2023 and 2022 see further details disclosed in Note 5. Due to the note having no stated interest rate, interest has been imputed at 12% and is included in additional paid-in capital as a contribution to equity.

NOTE 10 – Income Tax

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company used the separate return method for the preparation of the income tax provision.

For the years ended December 31, 2023 and 2022, there was no income tax provision recorded. The tax benefit was added to the net operating loss to which a full valuation allowance was applied.

The Company has a net operating loss from formation till December 31, 2023 was approximately $1.6 million and the deferred tax asset associated with it was approximately $0.3 million and is fully allowed.

Utilization of NOL and tax credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as amended, as well as similar state provisions. In general, an “ownership change” as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

Note 11 - Subsequent Events

SPA and Debenture Agreement with Five Narrow Lane

On January 3, 2024, LEGACY NAYA entered into a Securities Purchase Agreement (“SPA”), pursuant to which it sold a senior secured debenture (the “Debenture”) in the principal amount of $3,000,000 (the “Principal Amount”), to an accredited investor (the “Investor”). The Debenture accrues interest at 7% per annum on the outstanding principal amount, throughout the term of the Debenture, which has a maturity date of the earlier of (i) April 30, 2024, and (ii) the date of the completion of the Merger under the Merger Agreement. Interest on the Debenture is due monthly on the first business day of every month. LEGACY NAYA may redeem the Debenture upon 10 days’ notice to the Investor. Upon any repayment, LEGACY NAYA will also pay an exit fee equal to 100% of the principal amount of the Debenture.

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In addition, the Investor will receive 42,618 shares of common stock (subject to adjustment for any stock split, stock dividend, reverse stock split or similar event after the date hereof) to be issued to the Investor, upon consummation of the Merger, will be exchanged into such number of shares of LEGACY INVO common stock representing 1.5% of the fully diluted outstanding capital of LEGACY INVO, after giving effect to the consummation of the Merger, but prior to the issuance of shares in the pre-financing capital. In the event of default, 100% of the outstanding principal amount is due as well as 200% of the outstanding principal amount of the Debenture for a total of $9,000,000.

On May 13, 2024, LEGACY NAYA amended the SPA. LEGACY NAYA promised to pay to Five Narrow Lane LP or its registered assigns (the “Holder”), or shall have paid pursuant to the terms thereunder, the principal sum of $9,075,833 on the earlier to occur of the Merger and June 28, 2024 (such earlier date, the “Maturity Date”) or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of the Debenture in accordance with the provisions hereof. Upon the occurrence of an event of default, the outstanding principal amount of the debenture, plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In addition, the interest on the debenture shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law.

In addition, on May 13, 2024, LEGACY NAYA entered into an additional debenture agreement (“May 2024 Debenture”) with Five Narrow Lane LP. LEGACY NAYA promised to pay to the Holder, or shall have paid pursuant to the terms thereunder, the principal sum of $1,000,000 (or, if lower, the outstanding principal amount of this Debenture as such amount may be modified pursuant to the terms hereof) on Maturity Date or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this May 2024 Debenture in accordance with the provisions hereof. As of the filing, $700,000 has been received from the debenture. Upon any repayment or redemption by the Company of all or any of the principal amount of the May 2024 Debenture (whether on or prior to the Maturity Date, pursuant to an Optional Redemption, upon acceleration or otherwise), the Company shall pay to the Holder concurrently such repayment or redemption an exit fee in an amount equal to 100% of principal amount of this Debenture being repaid or redeemed. In the event of default, 200% of the outstanding principal is due in addition to the principal.

Simple Agreement for Future Equity (SAFE)

On January 1, 2024, $18,000 of additional SAFE loans were issued by the Company.

GreenBlock Promissory Note

On April 4, 2024, LEGACY NAYA entered into a promissory note (the “GB Note”) of $250,000. LEGACY NAYA promised to pay to the order of GreenBlock Capital, LLC, or its registered assigns, upon the terms set forth below, the principal sum of $500,000. The full amount of principal (including the original issue discount) under the GB Note shall be due on the earlier of: (i) closing of the Merger; or (ii) the six-month anniversary of the date of the GB Note or (iii) the occurrence of an event of default. Commencing five calendar days after the occurrence of any event of default that results in the acceleration of the GB Note, interest on the GB Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

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GreenBlock Consulting Agreement

On April 5, 2024, LEGACY NAYA engaged GreenBlock Capital, LLC, (“Consultant”) to serve as strategic advisor to the Company with respect to the following services: a) advise and assist management throughout the reverse merger process and beyond, including working with the Company’s bankers, lawyers, accounting team, advisors and auditors which make up the deal team, b) advise and assist management on proper corporate governance and other public company “best practices” post-closing of any merger transaction along with other deal team functions as reasonably requested by the Company’s CEO or Board.

For the services provided above over the following 12 months, the Consultant shall receive an issuance of 125,000 shares of Class B common stock of the Company. The shares are issuable within two days of signing.

LEGACY NAYA Merger Agreement, Securities Purchase Agreement

On December 29, 2023, the Company entered into a securities purchase agreement (the “Series A Preferred SPA”) with LEGACY INVO for LEGACY NAYA’s purchase of 1,000,000 shares of the Company’s Series A Preferred Stock at a purchase price of $5.00 per share. The parties agreed that LEGACY NAYA’s purchases will be made in tranches in accordance with the Minimum Interim Pipe Schedule. The Series A Preferred SPA contains customary representations, warranties and covenants of the Company and LEGACY INVO. On January 4, 2024, the Company and LEGACY INVO closed on 100,000 shares of Series A Preferred Stock in the first tranche of this private offering for gross proceeds of $500,000. In addition, the Company and LEGACY NAYA agreed that an additional amount of $96,704 comprised of expenses paid by LEGACY NAYA on behalf of LEGACY INVO would result in an additional 19,340 shares issued.

From April 1, 2024, to April 30, 2024, LEGACY NAYA acquired 25,000 shares of LEGACY INVO Series A preferred stock for gross proceeds of $125,000 per the merger agreement. In addition, expenses totaling $84,700 were paid on behalf of LEGACY INVO and added to the investment for which 16,940 additional shares were issued.

Effective as of May 1, 2024, the Company entered into third amendment (“Third Amendment”) to the Merger Agreement. Pursuant to the Third Amendment, the parties agreed to extend the end date (the date by which either party may terminate the merger agreement) to June 30, 2024. The parties further agreed to modify the definition of an “Interim PIPE”.

Effective as of May 1, 2024, the Company and LEGACY INVO also entered into an Amendment (the “SPA Amendment”) to the Series A Preferred SPA. Pursuant to the SPA Amendment, the parties agreed to an updated closing schedule for LEGACY NAYA’s purchases of LEGACY INVO’s Series A preferred stock at a purchase price of $5.00 per share.

From May 1, 2024, to June 24, 2024, LEGACY NAYA acquired 140,000 shares of LEGACY INVO Series A preferred stock for gross proceeds of $700,000. As of the date of this filing, LEGACY NAYA has purchased a total of 301,280 Series A preferred shares of LEGACY INVO at a cost of $1,506,400.

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Loan Agreement with Cytovia

On May 15, 2024, LEGACY NAYA entered into a loan agreement with Cytovia, under which LEGACY NAYA will make available to Cytovia a term loan of up to $8,000,000 (the “Loan”). Principal amounts outstanding under the Loan shall bear interest at the rate of 7% per annum. Cytovia shall make quarterly payments of accrued interest on the outstanding principal balance of the Loan on the last day of each quarter (the “Interest Payment Date”) starting January 1, 2025, until the Loan is repaid in full. Each payment shall be in the amount of the accrued, but unpaid, interest through the date immediately preceding the date such payment is due.

In addition to quarterly payments of interest, commencing as of June 30, 2026, Cytovia shall make quarterly principal payments on each interest payment date based upon a five year amortization schedule.

On June 17, 2024, LEGACY NAYA Loan Agreement with Cytovia dated August 1, 2023, was amended to state that all principal and interest outstanding under the Loan shall be due and payable in full on the date LEGACY NAYA receives its next funding.

As of the filing date, there were no amounts outstanding under the Loan.

Amendment of Asset Purchase Agreement with Cytovia

On May 17, 2024, LEGACY NAYA amended the Asset Purchase Agreement with Cytovia as follows:

The aggregate purchase price for the purchased assets shall be an amount up to US $60,700,000 (the “Purchase Price”).

Closing payments to Cytovia are comprised of the following:

(a) $59,000,000 (the “Common Stock Consideration”) in common shares of LEGACY NAYA and with each share of common stock of LEGACY NAYA to be valued at $36.6665 per share resulting in the issuance of 1,609,098 shares of common stock of LEGACY NAYA. Each share of LEGACY NAYA is expected to be converted into 7.33333 shares of the Combined Company at the closing of the Merger reflecting a value of $5.00 per share of the Combined Company, to be adjusted for reverse split and/or other merger adjustments

(b) A payment of $1,700,000, which was made by LEGACY NAYA in January 2024.

The amended agreement also provides for sublicense fees to Cytovia at 10% of any gross consideration actually received by LEGACY NAYA (i) as a fee for sublicensing or selling CYT303 or CYT338 in any indications to any third party or (ii) as payments for development milestones, commercial milestones, or royalties or any other payments under the terms of any such sublicense or asset purchase agreement.

Stock Payable

During the fourth quarter of 2023, the Company entered into a media advertising agreement under which the consultant was paid cash of $200,000 and promised shares worth $600,000. On June 24, 2024, the agreement was amended to suspend the last cash payment of $50,000 and to replace the shares with 25,000 restricted stock units of the Company.

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